Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT, LIMITED CONSENT AND AGREEMENT TO INCREASE COMMITMENTS

This Amendment No. 2 to Credit Agreement, Limited Consent and Agreement to Increase Commitments (this “Amendment”) dated as of November 9, 2007, is made among ATS CORPORATION, a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Administrative Agent”), each of the Lenders signatory hereto and each of the Guarantors signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of June 4, 2007 (as amended by Amendment No. 1 to Credit Agreement dated as of June 29, 2007 and as from time to time hereafter further amended, restated, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the definition given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower a revolving credit facility, including a letter of credit subfacility; and

WHEREAS, each of the Guarantors has entered into a Guaranty pursuant to which it has guaranteed the payment and performance of the obligations of the Borrower under the Credit Agreement and the other Loan Documents; and

WHEREAS, the Borrower is the owner and holder of all of the issued and outstanding shares of ATS NSS Acquisition, Inc., a Delaware corporation (the “Merger Sub”); and

WHEREAS, the Borrower desires to acquire all of the outstanding Equity Interests of Number Six Software, Inc., a Delaware corporation (“NSS”), by means of a merger of the Merger Sub with and into NSS (such merger being referred to herein as the “NSS Merger”), pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of October 12, 2007, among the Borrower, the Merger Sub, NSS, Blue Water Venture Fund III, LLC, Bakke Enterprises L.L.C., the estate of Brian Lyons, Dennis Leggett and Ralph Alexander, in his individual capacity and in his capacity as the Stockholders’ Representative (as defined therein) (the “Merger Agreement”); and

WHEREAS, pursuant to the Merger Agreement, NSS will be the surviving corporation and the Merger Sub will be the merged or disappearing corporation and shall cease to legally exist; and

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders have previously entered into that certain Limited Waiver dated as of October 12, 2007, pursuant to which the Lenders temporarily waived the provisions of Section 7.07 of the Credit Agreement to the extent necessary to permit the Borrower and the Merger Sub to enter into the Merger Agreement;

WHEREAS, in order to consummate the transaction contemplated by the Merger Agreement, the Borrower has (i) advised the Administrative Agent that it desires to amend the Credit Agreement to, among other things, allow for certain seller indebtedness in connection with Permitted Acquisitions and (ii) requested that the Lenders (A) increase their respective Commitments from $12,500,000 to $25,000,000 pursuant to Section 2.14 of the Credit Agreement and (B) consent to the NSS Merger; and

WHEREAS, the Administrative Agent and the Lenders are willing to so amend the Credit Agreement and the Lenders are willing to so increase their respective Commitments and consent to the NSS Merger on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendment to Credit Agreement.  Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrower made herein, the Credit Agreement is hereby amended as follows:

(a)                                  The following new definitions are added to Section 1.01 of the Credit Agreement in the proper alphabetical locations:

“Coverage Adjustment Amount” means, with respect to any date occurring during each period set forth below, an amount equal to the amount set forth below opposite such period, but subject to adjustment pursuant to Section 6.10:

Period	Coverage Adjustment Amount
October 1, 2007 through February 29, 2008	$8,250,000
March 1, 2008 through May 31, 2008	$5,250,000
June 1, 2008 through August 31, 2008	$3,000,000
August 31, 2008 through November 30, 2008	$2,000,000
December 1, 2008 and thereafter	$0

“NSS” means Number Six Software, Inc., a Delaware corporation.

“NSS Acquisition Date” means November 9, 2007.

“NSS Adjustment Amount” means, with respect to the computation of  Consolidated EBITDA and Consolidated Cash Flow for the fiscal quarter ending December 31, 2007, the respective amounts determined by (x) computing the amount (whether positive or negative) that NSS operations contribute to Consolidated EBITDA or Consolidated Cash Flow, as applicable, during the period (the “NSS Inclusion Period”) from the NSS Acquisition Date through December 31, 2007 and (y) multiplying the amount so determined in clause (x) by a fraction, the numerator of which is 90 and the denominator of which is the number of days in the NSS Inclusion Period.

“NSS Merger” the Borrower’s acquisition of all of the outstanding Equity Interests of NSS, by means of a merger of ATS NSS Acquisition, Inc., a Delaware corporation, with and into NSS, pursuant to the NSS Merger Agreement.

“NSS Merger Agreement” means that certain Agreement and Plan of Merger and Reorganization dated as of October 12, 2007, among the Borrower, the Merger Sub, Blue Water Venture Fund III, LLC, Bakke Enterprises L.L.C., the estate of Brian Lyons, Dennis Leggett and Ralph Alexander, in his individual capacity and in his capacity as the Stockholders’ Representative (as defined therein).

“Subordinated Seller Notes” means, collectively, the promissory notes issued to any holder of Equity Interests in NSS in connection with the NSS Merger in an aggregate principal amount not in excess of $5,500,000 and containing terms and conditions satisfactory to the Administrative Agent, including, without limitation, terms and conditions relating to interest payments, repayment of principal and subordination of the Indebtedness evidenced thereby to the Obligations.

(b)                                 The definition of Consolidated EBITDA in Section 1.01 of the Credit Agreement is amended by adding the following proviso at the end thereof:

“; provided, however, that, with respect to the fiscal quarter ending December 31, 2007, (i) the reference to “the Borrower and its Subsidiaries” shall not include NSS or any of its Subsidiaries or the portion of Consolidated EBITDA attributable to NSS and its Subsidiaries and (ii) Consolidated EBITDA (as calculated above) shall be increased by an amount equal to the NSS Adjustment Amount.”

(c)                                  The definitions of “Compliance Certificate”, “Consolidated Asset Coverage Ratio”, “Consolidated Cash Flow” and “Consolidated Fixed Charges” in Section 1.01 of the Credit Agreement are hereby deleted in their entirety and the following definitions are inserted in lieu thereof:

“Compliance Certificate” means a certificate substantially in the form of Exhibit D-1 or D-2, as applicable.

“Consolidated Asset Coverage Ratio” means for any date of determination, the ratio of (a) the sum of (i) gross billed and unbilled Accounts of the Borrower and its Subsidiaries on a consolidated basis plus (ii) the Coverage Adjustment Amount to (b) Total Outstandings.

“Consolidated Cash Flow” means for any period, for the Borrower and its Subsidiaries, on a consolidated basis, without duplication, (a) net income, after income tax, for such period (b) less income or plus loss from discontinued

operations and extraordinary items for such period, (c) plus depreciation, depletion, amortization, impairment of goodwill, write-down of intangibles, the amortization and expensing of non-cash stock based compensation and other non-cash charges for such period which will not represent a cash item in any future period, (d) plus interest expense on all obligations for such period, (e) plus rental expense for such period (f) minus dividends, withdrawals and other distributions for such period, (g) minus any unfinanced capital expenditures for such period, and (h) minus earn-out payments payable for such period; provided, however, that, with respect to the fiscal quarter of Borrower ending December 31, 2007, (i) the reference to “the Borrower and its Subsidiaries” shall not include NSS or any of its Subsidiaries or the portion of Consolidated Cash Flow attributable to NSS and its Subsidiaries and (ii) Consolidated Cash Flow (as calculated above) shall be increased by an amount equal to the NSS Adjustment Amount.

“Consolidated Fixed Charges” means for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) interest expense for such period, (b) all required payments of principal of Indebtedness for such period (excluding any payments of principal with respect to any Loan), (c) the current portion of capitalized lease obligations for such period, and (d) rental expense for such period.

(d)                                 The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting each reference to “Section 6.02(b)” and inserting “Section 6.02(b)(i)” in lieu thereof.

(e)                                  The last sentence of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

Notwithstanding the Coverage Adjustment Amount then in effect, if a Coverage Adjustment Amount equal to $0 would result in the Borrower’s failure to comply with Section 6.12(a) during the period for which the Applicable Rate is being calculated, an additional 0.25% per annum shall be added to the Applicable Rate (except in the case of the Unused Fee) for such period.  The Applicable Rate in effect from NSS Acquisition Date through the first Applicable Rate Change Date after the fiscal quarter ending March 31, 2008 shall be determined based upon Pricing Level 4, subject to the preceding sentence.

(f)                                    The reference to “Sections 6.12(a), (b) and (c)” in subsections (a) and (b) of Section 1.07 of the Credit Agreement is deleted and “Sections 6.12(a), (b), (c) and (d)” is inserted in lieu thereof.

(g)                                 The following subsection (c) is added to Section 1.07 of the Credit Agreement:

(c)           Annualization of Consolidated EBITDA and Consolidated Cash Flow.  Notwithstanding anything to the contrary in clause (a) above, when calculating

Consolidated EBITDA and Consolidated Cash Flow, respectively, such calculation shall be made:

(i)            with respect to the fiscal year of Borrower ending December 31, 2007, by taking Consolidated EBITDA and Consolidated Cash Flow, as applicable, for the fiscal quarter ending December 31, 2007 and multiplying by four;

(ii)           with respect to the fiscal quarter of Borrower ending March 31, 2008, by taking Consolidated EBITDA and Consolidated Cash Flow, as applicable, for the fiscal quarter ending March 31, 2008 and multiplying by four;

(iii)          with respect to the fiscal quarter of Borrower ending June 30, 2008, by taking Consolidated EBITDA and Consolidated Cash Flow, as applicable, for the period of two fiscal quarters ending June 30, 2008 and multiplying by two; and

(iv)          with respect to the fiscal quarter of Borrower ending September 30, 2008, by taking Consolidated EBITDA and Consolidated Cash Flow, as applicable, for the period of three fiscal quarters ending September 30, 2008 and multiplying by four-thirds (4/3).

(h)                                 The reference in Section 6.01(b) of the Credit Agreement to “such consolidating statements to be” is deleted and “such consolidated statements to be” is inserted in lieu thereof.

(i)                                     Section 6.01(d) of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(d)           through December 31, 2008, as soon as available, but in any event within 30 days after the end of each month and, after December 31, 2008, within 45 days after the end of each fiscal quarter of the Borrower, an accounts receivable aging report and accounts payable aging report for the Borrower and each Subsidiary;

(j)                                     The following subsections are added to Section 6.01 of the Credit Agreement:

(e)           as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower, a contract backlog report for the Borrower and its Subsidiaries; and

(f)            as soon as available, but in any event within 45 days after the end of the fiscal year of the Borrower ending December 31, 2007, (i) a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case the figures for each fiscal quarter ending during such fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries, and (ii) a consolidated balance sheet of NSS and its Subsidiaries for the period beginning on the date that NSS becomes a Subsidiary through December 31, 2007, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such period, all in reasonable detail.

(k)                                  Section 6.02(b) of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

(b)           concurrently with the delivery of (i) the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate in the form attached hereto as Exhibit D-1 and (ii) the reports referred to in Section 6.01(d) for each month through December 31, 2008, a duly completed Compliance Certificate in the form attached hereto as Exhibit D-2, in each case signed by the chief executive officer, chief financial officer, treasurer or controller of Borrower;

(l)                                     The following sentence is added to Section 6.10 of the Credit Agreement:

In addition to the foregoing, the Borrower agrees that Administrative Agent may conduct field examinations with respect to ATS and its Subsidiaries at a frequency determined by the initial field examination, which shall occur no later than March 31, 2008.  Notwithstanding anything provided herein to the contrary, Borrower also agrees that the Required Lenders may, in their sole discretion, modify or adjust (i) the Coverage Adjustment Amount, (ii) the frequency of field examinations, and (iii) the type and frequency of any reporting required hereunder, based on the results of any field examination.

(m)                               Section 6.12 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

6.12        Financial Covenants.

(a)           Consolidated Asset Coverage Ratio.  Maintain a Consolidated Asset Coverage Ratio of not less than (i) at all times prior to June 30, 2009, 1.00 to 1.00 and (ii) at all times thereafter, 1.20 to 1.00.  This ratio will be reported (i) from October 1, 2007 through December 31, 2008, at the end of each month and (ii) from January 1, 2009 and thereafter, at the end of each reporting period for which this Agreement requires the Borrower to deliver financial statements.

(b)           Consolidated Leverage Ratio.  Maintain at all times a Consolidated Leverage Ratio not exceeding 3.50 to 1.00.  This ratio will be reported at the end of each reporting period for which this Agreement requires the Borrower to deliver financial statements (pursuant to Sections 6.01(a), 6.01(b) or 6.01(f), as applicable), using the results of the twelve-month period ending with that reporting period (except as otherwise provided in Section 1.07(c)).

(c)           Consolidated Fixed Charge Coverage Ratio.  Maintain at all times a Consolidated Fixed Charge Coverage Ratio of at least 1.20 to 1.00.  This ratio will be reported at the end of each reporting period for which this Agreement requires the Borrower to deliver financial statements (pursuant to Sections 6.01(a), 6.01(b) or 6.01(f), as applicable), using the results of the twelve-month period ending with that reporting period (except as otherwise provided in Section 1.07(c)).

(d)           Minimum Consolidated EBITDA.  Maintain Consolidated EBITDA for each fiscal quarter set forth below in an amount not less than the amount set forth below opposite such fiscal quarter:

Fiscal Quarter	Minimum Consolidated EBITDA
Fiscal quarter ending March 31, 2008	$3,200,000
Fiscal quarter ending June 30, 2008	$3,750,000
Fiscal quarter ending September 30, 2008	$4,200,000

(n)                                 Article VI of the Credit Agreement is amended by adding the following section at the end thereof:

6.16        Interest Rate Protection.  At all times beginning on the NSS Acquisition Date, maintain variable-to-fixed rate Swap Contracts having an aggregate notional amount of at least $20,000,000, with terms and conditions satisfactory to the Administrative Agent.

(o)                                 Section 7.03 of the Credit Agreement is amended by adding the following subsection at the end thereof:

“(j)          unsecured Indebtedness evidenced by the Subordinated Seller Notes.

(p)                                 The existing Exhibit D to the Credit Agreement is deleted in its entirety and Exhibit D-1 and Exhibit D-2 attached hereto are inserted in lieu thereof.

(q)                                 The following subsection (g) is added to Section 7.05 of the Credit Agreement:

(g)           Dispositions of accounts receivable by NSS to Avnet, Inc. pursuant to the terms of that certain Partner Agreement, Agreement No. P41207035, between Avnet, Inc. and NSS.

(r)            The proviso at the end of Section 7.05 of the Credit Agreement is amended by deleting the reference to “clauses (a) through (f)” and inserting “clauses (a) through (g)” in lieu thereof.

(s)                                  Article VII of the Credit Agreement is amended by adding the following sections at the end thereof:

7.13        Prepayments, Etc. of Indebtedness.  Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness permitted by Section 7.03(j).

7.14        Amendment, Etc. of Indebtedness.  Amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any agreement or instrument governing or evidencing any Indebtedness permitted by Section 7.03(j) in any manner without the prior consent of the Required Lenders.

2.                                       Increase in Commitments.  In accordance with Section 2.14 of the Credit Agreement and in response to the Borrower’s request to increase the Aggregate Commitments from $25,000,000 to $50,000,000, each of Bank of America, N.A., as a Lender (“BOA”), and Citizens Bank of Pennsylvania, as a Lender (“Citizens”), agrees to increase its Commitment by an amount equal to $12,500,000, effective as of the date hereof.  After giving effect to such increase, each of BOA’s and Citizens’s Commitment as of the date hereof, is $25,000,000.

3.                                       Limited Consent.  Each of the Lenders hereby consents, acknowledges and agrees to the NSS Merger upon the terms set forth in the Merger Agreement and hereby confirms that the NSS Merger shall be deemed a Permitted Acquisition under the Credit Agreement.

4.                                       Effectiveness; Conditions Precedent.  The amendments herein provided shall be effective upon the satisfaction of the following conditions precedent:

(a)                                  The Administrative Agent shall have received each of the following documents or instruments in form and substance acceptable to the Administrative Agent:

(i)                                     one or more counterparts of this Amendment, duly executed by the Borrower and each Guarantor;

(ii)                                  a certificate of each Loan Party dated as of the date hereof signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the Increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to the increases provided herein, (A) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement and (B) no Default exists;

(iii)                               fully-executed copies of the Merger Agreement, the Subordinated Seller Notes executed in connection with the NSS Merger and the other documents and agreements entered into in connection with the NSS Merger;

(iv)                              consolidated opening balance sheet of the Borrower and its Subsidiaries after giving effect to the NSS Merger;

(v)                                 quarterly financial forecasts of the Borrower and its Subsidiaries, on a consolidated and consolidating basis, prepared by management of the Borrower including balance sheets and related statements of income or operations, shareholders’ equity and cash flows for each fiscal quarter ending in 2009 and 2010, in each case certified by the chief financial officer of the Borrower;

(vi)                              a certificate of a Responsible Officer of each Loan Party either (i) attaching copies of all consents, licenses and approvals required in connection with the consummation by such Loan Party of the NSS Merger and the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required;

(vii)                           evidence satisfactory to the Administrative Agent, that contemporaneously with and immediately upon the effectiveness of this Amendment, the NSS Merger will have been consummated in accordance with the terms of the NSS Merger Agreement

(viii)                        a certificate of a Responsible Officer of the Borrower attaching copies of all consents, licenses and approvals required in connection with the consummation by NSS and its Subsidiaries of the NSS Merger, which such consents, licenses and approvals shall be in full force and effect;

(ix)                                completed requests for information, dated on or before the date hereof, listing all effective financing statements filed in the jurisdictions satisfactory to the Administrative Agent that name NSS or any of its Subsidiaries as debtor, together with copies of such other financing statements

(x)                                   evidence satisfactory to the Administrative Agent, that any Indebtedness (other than Indebtedness permitted by Section 7.03 of the Credit

                Agreement) of NSS and its Subsidiaries has been or concurrently with the date hereof is being terminated and all Liens securing such Indebtedness have been or concurrently with the date hereof are being released; and

(xi)                                such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request.

(b)                                 All upfront fees due to the Lenders, together with all other fees and expenses payable to the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

5.                                       Effectiveness; Conditions Subsequent.  The continued effectiveness of the amendments herein provided shall be subject to the satisfaction of the following conditions subsequent:

(a)                                  The Administrative Agent shall have received (i) within five (5) Business Days following the date hereof, all documents and instruments required by Section 6.13 and (ii) within five (5) Business Days following the date hereof or such longer period as the Administrative Agent may permit, all landlord waivers requested by the Administrative Agent pursuant to Section 6.15 of the Credit Agreement, in each case with respect to NSS and any of its Subsidiaries, in form and substance satisfactory to the Administrative Agent.

(b)                                 Within 120 days following the date hereof, all Deposit Accounts (as defined in the Security Agreement) of NSS or any of its Subsidiaries shall be maintained with Bank of America, N.A.

6.                                       Consent of the Guarantors.  Notwithstanding that such consent is not required by the Loan Documents, each of the Guarantors hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation the continuation of such Person’s payment and performance obligations and the effectiveness and priority of any Liens granted thereunder, in each case upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of such Loan Documents against such Person in accordance with its terms.

7.                                       Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the  Administrative Agent and such Lenders as follows:

(a)                                  The representations and warranties made by it in Article V of the Credit Agreement, and by each Loan Party in each of the Loan Documents to which such Loan Party is a party are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date;

(b)                                 Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c)                                  The Persons appearing as Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;

(d)                                 This Amendment has been duly authorized, executed and delivered by the Borrower and the Guarantors and constitutes a legal, valid and binding obligation of such Persons, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;

(e)                                  Contemporaneously with and immediately upon the effectiveness of this Amendment, the NSS Merger will have been consummated strictly in accordance with the terms of the Merger Agreement, without any waiver or amendment not consented to by the Lenders of any term, provision or condition set forth therein and in compliance with applicable law and regulatory approvals; and

(f)                                    No Default or Event of Default has occurred and is continuing.

8.                                       Entire Agreement.  This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

9.                                       Full Force and Effect of Agreement.  Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

10.                                 Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

11.                                 Governing Law; Jurisdiction, Etc.  This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, and shall be further subject to the provisions of Section 10.13 of the Credit Agreement.

12.                                 Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

13.                                 References.  All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

14.                                 Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrower, each Guarantor, the Administrative Agent and each Lender, and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

ATS CORPORATION

By:	/s/ Edward H. Bersoff
Name:	Edward H. Bersoff
Title:	President and Chief Executive Officer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Anne M. Zeschke
Name:	Anne M. Zeschke
Title:	Assistant Vice President

LENDERS:

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Michael D. Brannan
Name:	Michael D. Brannan
Title:	Senior Vice President

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Owen B. Burman
Name:	Owen B. Burman
Title:	Vice President

GUARANTORS:

ADVANCED TECHNOLOGY SYSTEMS, INC.

By:	/s/ Pamela A. Little
Name:	Pamela A. Little
Title:	Senior Vice President and CFO

RELIABLE INTEGRATION SERVICES, INC.

By:	/s/ Pamela A. Little
Name:	Pamela A. Little
Title:	Senior Vice President and CFO

APPIX, INC.

By:	/s/ Pamela A. Little
Name:	Pamela A. Little
Title:	Senior Vice President and CFO

POTOMAC MANAGEMENT GROUP, INC.

By:	/s/ Pamela A. Little
Name:	Pamela A. Little
Title:	Senior Vice President and CFO

Exhibit D-1

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                            ,

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 4, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ATS Corporation, a Delaware corporation (“Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                           of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on the behalf of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.             Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.             Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.             The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

3.             A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.             The representations and warranties of Borrower contained in Article V of the Agreement, and/or any representations and warranties of Borrower or any other Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.             The financial covenant analyses and information set forth on Schedules 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                 ,              .

ATS CORPORATION

By:
Name:
Title:

For the Quarter/Year ended                       (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 6.12(a) — Consolidated Asset Coverage Ratio.

	A.	Accounts of the Borrower and its Subsidiaries on a consolidated basis:	$

	B.	Coverage Adjustment Amount:	$

	C.	Total Outstandings:	$

	D.	Consolidated Asset Coverage Ratio ((Line I.A + Line I.B) ÷Line I.C):	to 1.0

	E.	Consolidated Asset Coverage Ratio without the Coverage Adjustment Amount (Line I.A÷Line I.C):(1)	to 1.0

	Minimum Required Consolidated Asset Coverage Ratio (prior to June 30, 2009):		1.0 to 1.0

	Minimum Required Consolidated Asset Coverage Ratio (thereafter):		1.2 to 1.0

II.	Section 6.12(b) — Consolidated Leverage Ratio.

	A.	Consolidated Total Funded Debt

		1.	all outstanding liabilities for borrowed money plus other interest-bearing liabilities, including current and long-term liabilities:	$

		2.	= Consolidated Total Funded Debt:	$

	B.	Consolidated EBITDA(2)

		1.	net income:	$

		2.	minus income or plus loss from discontinued operations and extraordinary items:	$

		3.	plus income taxes:	$

		4.	plus interest expense:	$

(1)                                  This calculation is only for purposes of determining whether the additional 0.25% per annum shall be added to the Applicable Rate pursuant to the definition of Applicable Rate set forth in Section 1.01 of the Agreement.

(2)                                  With respect to each fiscal quarter of the Borrower ending December 31, 2007 through September 30, 2008, Consolidated EBITDA shall be calculated on a calendar year-to-date annualized basis in accordance with Section 1.07(c) of the Credit Agreement.

	5.	plus depreciation, depletion, amortization and other non-cash charges:	$

	[6.	plus the NSS Adjustment Amount:(3)	$ ]

	[6][7].	= Consolidated EBITDA:	$

C.	Consolidated Leverage Ratio (Line II.A.2 ÷ Line II.B.[6][7]):		to 1.0

	Maximum Allowed Consolidated Leverage Ratio:		3.5 to 1.0

III.	Section 6.12(c) — Consolidated Fixed Charge Coverage Ratio.

	A.	Consolidated Cash Flow(4)

		1.	net income, after income tax:	$

		2.	minus income or plus loss from discontinued operations and extraordinary items:	$

		3.	plus depreciation, depletion, amortization and other non-cash charges:	$

		4.	plus interest expense:	$

		5.	plus rental expense:

		6.	minus dividends, withdrawals and other distributions:	$

		7.	minus any unfinanced capital expenditures:	$

		8.	minus earn-out payments:	$

		[9.	plus the NSS Adjustment Amount:(5)	$ ]

		[9][10].= Consolidated Cash Flow:		$

	B.	Consolidated Fixed Charges

		1.	interest expense:	$

		2.	plus all required payments of principal of Indebtedness for such period (excluding any payments of principal with respect to any Loan):	$

		3.	plus the current portion of capitalized lease obligations:	$

		4.	plus rental expense:

(3)                                  To be included in the calculation for the fiscal quarter of Borrower ending December 31, 2007.

(4)                                  With respect to each fiscal quarter of the Borrower ending December 31, 2007 through September 30, 2008, Consolidated Cash Flow shall be calculated on a calendar year-to-date annualized basis in accordance with Section 1.07(c) of the Credit Agreement.

(5)                                  To be included in the calculation for the fiscal quarter of Borrower ending December 31, 2007.

		5.	= Consolidated Fixed Charges:	$

	C.	Consolidated Fixed Charge Coverage Ratio (Line III.A.[9][10] ÷ Line III.B.5):		to 1.0

		Minimum Required Consolidated Fixed Charge Coverage Ratio:		1.2 to 1.0

IV.	Section 6.12(d) — Minimum Consolidated EBITDA.

	A.	Consolidated EBITDA:

		1.	net income:	$

		2.	minus income or plus loss from discontinued operations and extraordinary items:	$

		3.	plus income taxes:	$

		4.	plus interest expense:	$

		5.	plus depreciation, depletion, amortization and other non-cash charges:	$

		6.	= Consolidated EBITDA:	$

Minimum Required Consolidated EBITDA:

Fiscal Quarter	Minimum Consolidated EBITDA
Fiscal quarter ending March 31, 2008	$3,200,000
Fiscal quarter ending June 30, 2008	$3,750,000
Fiscal quarter ending September 30, 2008	$4,500,000

Exhibit D-2

FORM OF COMPLIANCE CERTIFICATE

Month Ending:                            ,

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 4, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ATS Corporation, a Delaware corporation (“Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                           of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on the behalf of Borrower, and that:

1.             Attached hereto as Schedule 1 are the accounts receivable aging report and accounts payable aging report required by Section 6.01(d) of the Agreement for the month ended as of the above date.

2.             The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the month covered by the attached reports.

3.             A review of the activities of Borrower during such month has been made under the supervision of the undersigned with a view to determining whether during such month Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such month, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.             The representations and warranties of Borrower contained in Article V of the Agreement, and/or any representations and warranties of Borrower or any other Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement.

5.             The financial covenant analysis and information set forth on Schedule 2 attached hereto is true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                 ,              .

ATS CORPORATION

By:
Name:
Title:

For the Quarter/Year ended                       (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 6.12(a) — Consolidated Asset Coverage Ratio.

	A.	Accounts of the Borrower and its Subsidiaries on a consolidated basis:	$

	B.	Coverage Adjustment Amount:	$

	C.	Total Outstandings:	$

	D.	Consolidated Asset Coverage Ratio ((Line I.A + Line I.B) ÷Line I.C):	to 1.0

	E.	Consolidated Asset Coverage Ratio without the Coverage Adjustment Amount (Line I.A÷Line I.C):(6)	to 1.0

	Minimum Required Consolidated Asset Coverage Ratio (prior to June 30, 2009):		1.0 to 1.0

(6)                                  This calculation is only for purposes of determining whether the additional 0.25% per annum shall be added to the Applicable Rate pursuant to the definition of Applicable Rate set forth in Section 1.01 of the Agreement.